Exhibit 5.1




                                 April 11, 2003



The Board of Directors
Friedman, Billings, Ramsey Group, Inc.
1001 Nineteenth Street North
Arlington, VA 22209

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Dear Sirs:

                  I refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of Friedman, Billings, Ramsey Group, Inc. (the "Company"), relating to 12,627,555 shares of the Company's Class A common stock, par value $.01 per share (the "Shares"), to be offered and sold pursuant to the FBR Stock and Annual Incentive Plan and FBR Asset Investment Corporation Stock Incentive Plan (the "Plans").

                  I have examined copies, certified or otherwise identified to our satisfaction, of the Plans and such corporate records and other documents as I have considered necessary or appropriate for the purposes of this opinion and have made such inquiries of officers and representatives of the Company as to factual matters as I have considered relevant and necessary as a basis for this opinion. Based on the foregoing and to the extent the shares are to be issued by the Company pursuant to the Plans, I advise you that in my opinion all necessary corporate proceedings by the Company to authorize such issuance has been duly taken and that the Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and nonassessable.

                  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                          Very truly yours,

                                          /s/ William J. Ginivan

                                          William J. Ginivan
                                          Senior Vice President and
                                          Chief Legal Officer
                                          Friedman, Billings, Ramsey Group, Inc.